UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 30, 2015

STATE NATIONAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36712	26-0017421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1900 L. Don Dodson Dr.
Bedford, Texas 76021

(Address of principal executive offices) (zip code)

(817) 265-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2015, the Compensation Committee of the Board of Directors of State National Companies, Inc. (the “Company”) awarded 200,000 shares of performance-based restricted stock (the “Restricted Stock Award”) to Terry Ledbetter, the Company’s Chairman, President and Chief Executive Officer.  The Restricted Stock Award was made pursuant to the Company’s 2014 Long-Term Incentive Plan.  A description of the material terms and conditions of the Restricted Stock Award is set forth below.  This description is qualified by reference to the full text of the Restricted Stock Award Agreement attached hereto as Exhibit 10.1 and the Company’s 2014 Long-Term Incentive Plan (the “Plan”) filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed on July 15, 2014.   All terms not defined herein shall have the meaning set forth in the Restricted Stock Award Agreement or the Plan.

Pursuant to the Restricted Stock Award, 200,000 shares is the maximum number of shares that can vest.  The number of shares that will actually vest depends on growth in the Company’s earnings per share (weighted at 75%) and revenue (weighted at 25%) relative to threshold, target and maximum performance targets or peer group comparative targets.  The performance periods include the 12-month period consisting of calendar year 2015, the 24-month period consisting of calendar years 2015-2016, and the 36-month period consisting of calendar years 2015-2017.

In the event of Mr. Ledbetter’s death or Disability, 50% of the unvested shares shall vest and the remainder of the unvested shares shall be forfeited.  If Mr. Ledbetter is terminated for Cause or resigns without Good Reason, all unvested shares shall be forfeited.  In the event Mr. Ledbetter’s employment is terminated for reasons other than death, Disability, Cause or resignation without Good Reason, all unvested shares shall be forfeited; provided, however, that no forfeiture shall occur with respect to shares associated with a performance period completed prior to the termination unless the termination is on account of Cause or resignation without Good Reason.

In the event of a Change of Control, if the Company’s successor continues or assumes the award, such award shall continue to vest in accordance with its terms.  If the Company’s successor does not continue or assume the award, then 50% of the unvested shares shall vest as of the Change of Control, and the remainder of the unvested shares shall be forfeited.

Dividends will not be paid on the restricted shares until the shares have vested.  At such time as the shares vest, Mr. Ledbetter will be entitled to a payment based on the dividends declared during the restricted period and the number of shares earned.

Item 9.01                                           Financial Statements And Exhibits.

(d)                                 Exhibits.

10.1                        Restricted Stock Award Agreement dated March 30, 2015 by and between the Company and Terry Ledbetter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE NATIONAL COMPANIES, INC.

Date: April 1, 2015	By:	/s/ David Hale
David Hale
Executive Vice President, Chief Operating Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Restricted Stock Award Agreement dated March 30, 2015 by and between the Company and Terry Ledbetter